Exhibit 10.14

SERVICES AGREEMENT This Services Agreement dated as of May 1, 2012 (this "Agreement") by and between Tandon Enterprises, Inc., a Delaware corporation (“Tandon”) and SDJ Technologies, Inc., a Delaware corporation (“SDJ”). RECITALS WHEREAS, through January 23, 2012, Syrma Technologies Pvt Ltd. (“Syrma”), on behalf of SDJ, had overseen and fulfilled, on behalf of SDJ, an assembled memory module business (the “AMM Business”) pursuant to which Syrma (i) assembled the modules, (ii) shipped directly to SDJ’s customers and (iii) effected the invoicing with respect to such shipment and sales; WHEREAS, further to a Business Process Outsourcing Services dated January 23, 2012, Syrma and SDJ agreed that the relationship regarding the AMM Business would be altered as follows (i) Syrma would act as a contract manufacturer and would ship such modules to SDJ’s customers of the aforementioned assembled memory modules further to a customary EMS contract and (ii) SDJ would invoice its customers directly; WHEREAS, on July 7, 2010, SDJ and Monster Cable Products, Inc. (“Monster”) executed a License Agreement, as amended on each of August 24, 2011 and April 4, 2012 (the “Monster License”) whereby Monster granted SDJ the exclusive, worldwide right to develop, manufacture, sell and distribute certain memory data storage products under the Monster Digital trademark and M (stylized) mark (the “Monster Business”); WHEREAS, to support the Monster Business, Tandon and SDJ executed a License Agreement of even date herewith (the “SDJ License”) whereby Tandon agreed to license certain intellectual property to SDJ necessary for the operation of the Monster Business in exchange for shares of SDJ common stock; WHEREAS, the AMM Business and Monster Business are together known as the “Business”; WHEREAS, further to that certain Share Exchange Agreement of even date herewith (the “SEA”) by and between Tandon Digital, Inc., a Delaware corporation (’’Tandon Digital"), and SDJ, SDJ will become a wholly-owned subsidiary of Tandon Digital, the closing of the SEA to be conditioned on the initial closing of up to a $5.5 million private placement of Tandon Digital’s common stock (the “SEA Closing Date”); WHEREAS, from January 1, 2012, SDJ has received, and desires to continue to receive, and Tandon has provided and is willing to continue to provide, or cause to provided for a limited period of time, certain services in connection with the Business, subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereby agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings: "SDJ Affiliate" means any conjunction or other business entity controlled by SDJ, the term “control” meaning possession of the power to directly clause the direction of the management and politics of a corporation or other entity whether through the ownership of voting securities, contract or otherwise. "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday. 2. Provision of Services. (a) Subject to the terms and conditions of this Agreement, Tandon shall provide, or cause to be provided, to SDJ and the SDJ Affiliates, solely for the benefit of the Business in the ordinary course of business, the services (the "Services") described in Schedule A, the terms of which are incorporated herein by reference, for periods commencing effective as of January 1, 2012 and ending on the relevant date specified in Schedule A (the "Service Period"), unless such period is earlier terminated in accordance with the terms hereof. The Services shall be performed on Business Days during hours that constitute regular business hours for each of Tandon and SDJ, unless otherwise agreed. Neither SDJ nor the SDJ Affiliates shall resell, subcontract, license, sublicense or otherwise transfer any of the Services to any person or entity whatsoever or permit use of any of the Services by any person or entity other than by SDJ and the SDJ Affiliates directly in connection with the conduct of the Business in the ordinary course of business. (b) Notwithstanding anything to the contrary in this Section 2 (but subject to the second succeeding sentence), Tandon shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of its employees who will perform Services. Tandon shall be responsible for paying such employees' compensation and providing to such employees any benefits. With respect to each Service identified in Schedule A, Tandon shall use commercially reasonable efforts to have qualified individuals participate in the provision of such Service; provided, however, that (i) Tandon shall not be obligated to have any individual participate in the provision of any Service if either of them determines that such participation would adversely affect Tandon or any of its Affiliates; and (ii) Neither Tandon nor any of its Affiliates shall not be required to continue to employ any particular individual during the applicable Service Period. (c) SDJ acknowledges that the purpose of this Agreement is to enable it to receive the Services on an interim basis. Accordingly, SDJ shall use commercially reasonable efforts to make or obtain, or cause to be made or obtained, any filings, registrations, approvals, permits or licenses; implement, or cause to be implemented, any systems; purchase, or cause to be purchased, any equipment; and take, or cause to be taken, any and all other actions, in each case necessary or advisable to enable SDJ to provide the Services for SDJ as soon as reasonably practical, and in any event prior to the expiration of the relevant Service Periods. For the avoidance of doubt, SDJ acknowledges that Tandon shall not be required to provide any Service for a period longer than the applicable Service Period.

 3. Standard of Performance. (a) Tandon shall use commercially reasonable efforts to provide, or cause to be provided, to SDJ and the SDJ Affiliates, each Service in a manner generally consistent with the manner and level of care with which such Service was provided to the Business immediately prior to the SEA Closing Date (or, with respect to any Service not provided by Tandon to SDJ or any SDJ Affiliate prior to the SEA Closing Date, generally consistent with the manner and level of care with which such Service is performed by Tandon, for its own behalf), unless otherwise specified in this Agreement or Schedule A. Notwithstanding the foregoing, Tandon shall not have any obligation hereunder to provide to SDJ or any SDJ Affiliate (i) any improvements, upgrades, updates, substitutions, modifications or enhancements to any of the Services unless otherwise specified in Schedule A or (ii) any Service to the extent that the need for such Service arises, directly or indirectly, from the acquisition by SDJ or any SDJ Affiliate, outside the ordinary course of business, of any assets of, or any equity interest in, any Person. SDJ acknowledges and agrees that Tandon may be providing services similar to the Services provided hereunder and/or services that involve the same resources as those used to provide the Services to its business units and/or other third parties, and, accordingly, Tandon reserves the right to modify any of the Services or the manner in which any of the Services are provided in the ordinary course of business; provided, however, that no such modification shall materially diminish the Services or have a materially adverse effect on the Business. (b) Tandon will use commercially reasonable efforts not to establish priorities, as between, on the one hand, and SDJ and the SDJ Affiliates, on the other hand, as to the provision of any Service, and will use commercially reasonable efforts to provide the Services within a time frame so as not to materially disrupt the Business. Notwithstanding the foregoing, SDJ acknowledges and agrees that, due to the transitional nature of the Services, Tandon shall have the right to establish reasonable priorities as between Tandon, on the one hand, and SDJ and the SDJ Affiliates, on the other hand, as to the provision of any Service if Tandon determines that such priorities are necessary to avoid any adverse effect to Tandon. If any such priorities are established, Tandon shall advise SDJ as soon as possible of any Services that will be delayed as a result of such prioritization, and will use commercially reasonable efforts to minimize the duration and impact of such delays. 4. Fees for Services. (a) As compensation for the Services, SDJ and Tandon agree that (i) there shall be no charge to SDJ for the period from January 1, 2012 through that date which is thirty (30) days following the Closing Date (the “Effective Billing Date”) and (ii) from the Effective Billing Date through the end of the Service Period, SDJ shall pay Tandon, in accordance with this Agreement, Tandon’s actual costs of rendering the Services. (b) In addition to the compensation set out in subparagraph (a) above, Tandon shall be entitled to reimbursement for reasonable and customary out-of-pocket expenses incurred in connection with this Agreement. (c) Tandon shall submit statements of account to SDJ on a quarterly basis with respect to all amounts payable by SDJ to Tandon hereunder (the “Invoiced Amount”), setting out the Services provided by reference to Schedule A and the amount billed to SDJ as a result of providing such Services, together with, in arrears, any Commingled Invoice Statement (as defined below), and any other invoices for Services provided by third parties, in each case setting out the Services provided by the applicable third parties by reference to Schedule A). SDJ shall pay the Invoiced Amount to Tandon by wire transfer in immediately available funds to an account specified by Tandon, or in such other manner as specified by Tandon in writing, within 30 days of the date of delivery to SDJ of the applicable statement of account. (d) Tandon may engage third-party contractors, at a reasonable cost, to perform or provide any of the Services or any secretarial, administrative, telephone, e-mail or other services necessary or ancillary to the Services (collectively, the “Ancillary Services”) (all of which may be contracted for separately by Tandon on behalf of SDJ) after giving notice to SDJ, reasonably in advance of the commencement of such Services and Ancillary Services to be so provided by such contractors, of the identity of such contractors, each Service and Ancillary Service to be provided by such contractors and a good faith estimate of the cost (or formula for determining the cost) of the Services and Ancillary Services to be so provided by such contractors. SDJ may, in its sole discretion, decline to accept any such Services or Ancillary Services to be provided by any such contractors by giving prompt written notice to Tandon, provided that, if SDJ so declines any Service or Ancillary Service from any such contractors, then thereafter, notwithstanding anything in this Agreement to the contrary, Tandon shall be excused from any obligation to provide such Service or Ancillary Service. (e) Tandon may cause any third party to which amounts are payable by or for the account of SDJ in connection with Services or Ancillary Services to issue a separate invoice to SDJ for such amounts. SDJ shall pay or cause to be paid any such separate third party invoice in accordance with the payment terms thereof. Any third party invoices that aggregate Services or Ancillary Services for the benefit of SDJ and Tandon, on the one hand, with services not for the benefit of SDJ and Tandon, on the other hand (each, a “Commingled Invoice”), shall be separated by Tandon. Tandon shall prepare a statement indicating that portion of the invoiced amount of such Commingled Invoice that is attributable to Services or the Ancillary Services rendered for the benefit of SDJ and the SDJ (the “Commingled Invoice Statement”). Tandon shall deliver such Commingled Invoice Statement and a copy of the Commingled Invoice to SDJ. SDJ shall, within 30 days after the date of delivery to SDJ of such Commingled Invoice Statement, pay or cause to be paid the amount set forth on such Commingled Invoice Statement to the third party, and shall deliver evidence of such payment to Tandon. Tandon shall not be required to use its own funds for payments to any third party providing any of the Services or Ancillary Services or to satisfy any payment obligation of SDJ or any of Affiliates to any third party provider; provided, however, that in the event Tandon does use its own funds for any such payments to any third party, SDJ shall reimburse Tandon for such payments as invoiced by Tandon within 30 days following the date of delivery of such invoice from Tandon. (f) Tandon may, in its discretion and without any liability, suspend any performance under this Agreement upon failure of SDJ to make timely any payments required under this Agreement beyond the applicable cure date specified in Section 5(d) of this Agreement. 5. Terms; Termination (a) The performance of the Services under this Agreement shall commence on the SEA Closing Date and shall continue in full force and effect until the end of the last Service Period or the earlier date upon which this Agreement has been otherwise terminated in accordance with the terms hereof.

 (b) During the term of this Agreement, SDJ may instruct Tandon to discontinue providing certain Services or otherwise reduce its level of such Services upon giving Tandon 30 days prior written notice. Upon the early termination of any Service pursuant to this Section 5(b) or upon the expiration of this Agreement, following the effective time of the termination, Tandon shall not be obligated to provide such Service. (c) SDJ may terminate this Agreement in its entirety upon 30 days prior written notice to Tandon. (d) Each of Tandon and SDJ shall have, in addition to any other rights and remedies it may have, the right to terminate this Agreement on 30 days' prior written notice to the other, if the other party shall breach or default in the performance of any material provision of this Agreement; provided, however, that if it is possible for such breach or default to be cured and the party receiving such notice of termination shall cure such breach or default within a 30 day period after receipt of such notice, then this Agreement shall continue in full force and effect. (e) Tandon shall have the right, notwithstanding any other provisions of this Agreement, and in addition to any other rights and remedies it may have, to terminate this Agreement forthwith and at any time if SDJ becomes insolvent; or if SDJ files a petition in bankruptcy or insolvency; or if SDJ is adjudicated bankrupt or insolvent; or if SDJ files any petition or answer seeking reorganization, readjustment or arrangement of SDJ’s business under any law relating to bankruptcy or insolvency; or if a receiver, trustee or liquidator is appointed for any of the property of SDJ and within 60 days thereof SDJ fails to secure a dismissal thereof; or if SDJ makes any assignment for the benefit of creditors; or in the event of government expropriation of any material portion of the assets of SDJ. (f) If SDJ shall fail to pay any financial obligation to Tandon incurred by it under this Agreement within ten (10) Business Days after notice from Tandon, then Tandon shall have the right, notwithstanding Subsection (d) of this Section 5 or any other provisions of this Agreement, and in addition to any other rights and remedies it may have, to terminate this Agreement forthwith. (g) In any event, no termination, cancelation or expiration of this Agreement shall prejudice the right of either party hereto to recover any payment due at the time of termination, cancelation or expiration, nor shall it prejudice any cause of action or claim of either party hereto accrued or to accrue by reason of any breach or default by the other party hereto. (h) Notwithstanding any provision herein to the contrary, Sections 4 and 9 of this Agreement shall survive the termination of this Agreement. 6. Intellectual Property. SDJ grants to Tandon a limited, non-exclusive, fully paid-up, nontransferable, revocable license, without the right to sublicense, for the term of this Agreement to use all intellectual property owned by or, to the extent permitted by the applicable license, licensed to SDJ solely to the extent necessary for Tandon to perform its obligations hereunder. 7. Cooperation: Access. SDJ shall, and shall cause the SDJ Affiliates to, permit Tandon and its employees and representatives access, on Business Days during hours that constitute regular business hours for SDJ and upon reasonable prior request, to the premises of SDJ and the SDJ Affiliates and such data, books, records and personnel designated by SDJ and the SDJ Affiliates as involved in receiving or overseeing the Services as Tandon may reasonably request for the purposes of providing the Services. Any documentation so provided to Tandon pursuant to this Section will be subject to the confidentiality obligations set forth in Section 9 of this Agreement. 8. Indemnity (a) Neither of SDJ nor any of the SDJ Affiliates nor any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by SDJ or such person under or in connection with this Agreement, except that SDJ and the SDJ Affiliates shall be liable for direct damages or losses incurred by Tandon arising out of the gross negligence or willful misconduct of SDJ or any of the SDJ Affiliates or any of its or their respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives in the performance or nonperformance of its obligations under this Agreement. (b) Neither Tandon nor any of its officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives shall be liable for any action taken or omitted to be taken by Tandon or such person under or in connection with this Agreement, except that Tandon shall be liable for direct damages or losses incurred by SDJ or the SDJ Affiliates arising out of the gross negligence or willful misconduct of Tandon or any of its respective officers, directors, employees, agents, attorneys-in-fact, contractors or other representatives in the performance or nonperformance of the Services by Tandon. 9. Miscellaneous (a) Expenses. All costs and expenses incurred in connection with this Agreement the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. (b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in notice given in accordance with this Section 9(b)): If to Tandon: Tandon Enterprises, Inc. 2125 – B Madera Road Simi Valley, CA 93065 Facsimile: (805) 582-4431 E-mail: dltandon@tandon.com Attention: Devinder L. Tandon, CEO

 If to SDJ: SDJ Technologies, Inc. 2125 – B Madera Road Simi Valley, CA 93065 Facsimile: (805) 582-4431 E-mail: jltandon@monsterdigital.com Attention: Jawahar L. Tandon, CEO (c) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. (d) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. (e) Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. (f) Taxes. Each party hereto shall be responsible for the cost of any sales, use, privilege and other transfer or similar taxes imposed upon that party as a result of the transactions contemplated hereby. (g) Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party hereto unless otherwise required by law, in which case the party making the press release, public announcement or communication shall give the other party reasonable opportunity to review and comment on such and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication. (h) Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party hereto; provided, however, that (i) SDJ may assign this Agreement without the consent of Tandon to any third party that acquires, by any means, including by merger or consolidation, assets of SDJ or the SDJ Affiliates, including equity interests in any SDJ Affiliates, that constitute all or substantially all the consolidated assets of SDJ and the SDJ Affiliates and (ii) Tandon may assign this Agreement without the consent of SDJ to any third party that acquires, by any means, including by merger or consolidation, all or substantially all the consolidated assets of Tandon. (i) Force Majeure. Neither party hereto shall be in default of this Agreement by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder if such delay or failure is caused by strikes, acts of God, acts of the public enemy, acts of terrorism, riots or other events that arise from circumstances beyond the reasonable control of that party. During the pendency of such intervening event, each of the parties hereto shall take all reasonable steps to fulfill its obligations hereunder by other means and, in any event, shall upon termination of such intervening event, promptly resume its obligations under this Agreement. (j) No Third-party Beneficiaries. Except as provided herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. (k) Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. (1) Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. (m) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California (n) Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Los Angeles and county of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. (o) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. (p) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. (q) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. Tandon Enterprises, Inc. By: Name: Title: SDJ Technologies, lnc:. By: Name: Title:

 SCHEDULE A Service Service Period (months) General Accounting General accounting assistance in the areas of federal and state tax planning and compliance, management of open audits, tax accounting, audit dispute resolution, calculation of estimated tax payments, tax compliance software selection, and preparation, review and filing of the federal and state income tax returns. Maintain accounting records and the general ledger in auditable condition. Process accounts payable transactions and make vendor payments. 12 Billing General billing, payroll and invoicing assistance. General assistance in the areas of cash management, management of bank lines, and management of cash investments. 12 Human Resources General assistance in the areas of health and welfare benefit consultant/broker selection, review of bids, selection and monitoring of vendors, communications with consultants and vendors, claims management and reporting and interpretation of reports. General assistance in the areas of pension and 401(k), plan design, ERISA guidance, vendor management, communication plans, and associated auditing and compliance reporting. 12 Purchasing, receiving, and shipping General assistance in issuing purchase orders, receiving materials, stocking materials, and maintaining inventory records as required. 12 General Insurance Assistance in the selection of coverage for D&O, Cargo, Liability, Inventory, Property, Workers Compensation and Fiduciary insurance. 12 Fixed Asset acquisitions General assistance in securing bids for the purchase of computer equipment, computer software, office furniture and equipment, and related matters. 12 Administration General administration assistance including rental space, secretarial support, utilities, business licenses and DBA filings. 12